EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant To Section 906 of The

Sarbanes-Oxley Act Of 2002

In connection with the quarterly report on Form 10-Q of The Mills Corporation (the “Company”) for the quarterly period ended March 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Laurence C. Siegel and Mary Jane Morrow, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify on the date hereof that to our knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 6, 2005

/s/ Laurence C. Siegel
Name:	Laurence C. Siegel
Title:	Chief Executive Officer

/s/ Mary Jane Morrow
Name:	Mary Jane Morrow
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.